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                                                                     EXHIBIT G-1


                   EXTERNAL FINANCINGS: INCREMENTAL AUTHORITY


                                                          Request for Release of
                        Total Amount That Could         Jurisdiction over Reserved     Total Amount That Could
                        Be Outstanding under the       Incremental Authority under       Be Outstanding under
Security Type           Omnibus Financing Order        the Omnibus Financing Order     Requested Authorization
-----------------     ----------------------------     ---------------------------     -----------------------
CenterPoint
-----------------     ----------------------------     ---------------------------     -----------------------
Debt (1)                            $5,369 million                                              $5,369 million
-----------------     ----------------------------     ---------------------------     -----------------------
Preferred (2)                          975 million                                                 975 million
-----------------     ----------------------------     ---------------------------     -----------------------
Common Equity (3)               505 million shares                                          505 million shares
-----------------     ----------------------------     ---------------------------     -----------------------
T&D Utility
-----------------     ----------------------------     ---------------------------     -----------------------
Debt (1)                            $3,353 million                    $250 million              $3,603 million
-----------------     ----------------------------     ---------------------------     -----------------------
Preferred (2)                          250 million                                                 250 million
-----------------     ----------------------------     ---------------------------     -----------------------
GasCo
-----------------     ----------------------------     ---------------------------     -----------------------
Debt (1)                            $2,537 million                                              $2,537 million
-----------------     ----------------------------     ---------------------------     -----------------------
Preferred (2)                        250.4 million                                               250.4 million
-----------------     ----------------------------     ---------------------------     -----------------------
Texas Genco
-----------------     ----------------------------     ---------------------------     -----------------------
Debt (1)                              $250 million                                                $250 million
-----------------     ----------------------------     ---------------------------     -----------------------
Preferred (2)                                 none                            none                        none
-----------------     ----------------------------     ---------------------------     -----------------------

(1) Total external debt outstanding, including long-term debt, short-term debt and current portion of long-term debt -- based upon aggregate principal or face amount outstanding.

(2) Includes preferred stock and trust preferred securities issued by special purpose subsidiaries guaranteed by authorized entity. It is contemplated that preferred securities would be issued largely to retire existing debt.

(3) Amounts shown represent number of shares.